Exhibit 99.2

Pfizer Inc 235 East 42nd Street New York, NY 10017 Ian Read Chairman and Chief Executive Officer

Dear Colleagues:

This morning we confirmed that we had submitted a preliminary, non-binding proposal to the board of AstraZeneca regarding a possible merger transaction in January. (Read the news release here.) The discussion stopped when AstraZeneca declined to pursue negotiations. However, in light of recent market developments, we recently contacted AstraZeneca to renew discussions but they again declined to engage. We are now considering our options.

We made our intentions public to communicate what we believe are the benefits of a potential combination to shareholders of both companies, and to make clear to all our stakeholders the many advantages such combination of Pfizer and AstraZeneca would present. And we believe pursuing a potential transaction would support our recent reorganization into three new commercial businesses.

Executing and Strengthening Pfizer’s Existing Strategy

Our business is strong thanks to your continuing diligence and commitment. We are considering a potential transaction with AstraZeneca having confidence in our late stage and emerging pipeline and in the strength of our commercial businesses on a global basis.

We are building momentum with our recently launched products – Eliquis, Xeljanz, Xalkori and Inlyta – and are on track to launch Duavee by the end of this month. We have seen several recent positive pipeline developments including positive results from a Phase 2 study of palbociclib in advanced breast cancer, positive results from a randomized Phase 2b study of bococizumab in the reduction of LDL cholesterol and positive top-line results in two phase 3 Xeljanz studies in adults with moderate-to-severe chronic plaque psoriasis. And we continue to see progress in our vaccines pipeline. Our Meningitis B vaccine for the prevention of invasive meningococcal disease in adolescents and young adults received Breakthrough Therapy designation from the FDA and the CAPiTA study that evaluated the efficacy of Prevnar 13 in Adults over 65 met its primary and secondary endpoints. We also have five programs in various stages to develop biosimilars of innovator products.

Even though we have made excellent progress advancing our pipeline and positioning our commercial operations for success, the dynamics of the markets we operate within continue to pose challenges. Patent expirations are continuing to drive declining revenues in developed markets and there are significant challenges to launching and sustaining new innovative products due to evolving payor reimbursement dynamics, increasing regulatory requirements and heightened competition in emerging markets. If we do consummate a transaction it would further enhance our product portfolio and revenues in the face of a difficult operating environment over the next several years in the U.S., the UK and around the world.

AstraZeneca is an excellent strategic fit for Pfizer. Its portfolio aligns with and complements our inline and pipeline assets and would provide a strong combined R&D organization, additional critical mass to our new commercial operating structure and strong cash flow. A potential combination with AstraZeneca would bring together our highly complementary innovative and established portfolios creating vibrant businesses with new potential growth opportunities enhancing our ability to meet patients’ needs.

Within Global Innovative Pharma, the Cardiovascular and Inflammation and Immunology therapeutic areas would be bolstered by additional assets and AstraZeneca’s diabetes franchise would extend our strength in primary care. Vaccines, Oncology and Consumer Healthcare would gain an expanded portfolio with the addition of new treatments, particularly in immuno-oncology.

And our Global Established Pharma business would benefit from increased critical mass for market access and cost efficiencies, and an enhanced presence and infrastructure across emerging markets. It also would offer opportunities for sustained, strong cash flow growth, which can be reinvested into the business or returned to shareholders.

Returning Value to Pfizer and Our Shareholders

While today’s news may be surprising, you have heard us say on multiple occasions that we will be open and consider opportunities that strengthen our pipeline, return value to our shareholders, enhance our reputation and that provide colleagues a chance to grow and develop. A potential combination with AstraZeneca would support our imperative to allocate our capital in ways that enhance and create sustained shareholder value.

The transaction would also be structured so that the combined company would be incorporated in the United Kingdom, which would allow for an efficient tax structure for the future combined operations. Pfizer expects the combined company would have management in both the United States and United Kingdom, to maintain its head office in New York and to list its shares on the New York Stock Exchange.

I know that many of you have been part of past combinations we have done, so you know that Pfizer has a proven track record of success. If we do move forward with this transaction we will use our extensive integration experience to support a successful combination of the businesses in a way that is in the best interests of not just shareholders but also our customers, patients, the communities where we operate and our colleagues.

Next Steps

As our announcement today indicates, there is no guarantee that AstraZeneca will agree to engage in any discussions or that such discussions will lead to an offer. As this process evolves I will provide you with as much information as possible keeping in mind that what I can share may be limited at times. A brief video from me is posted on PfizerWorld.

Regardless of whether we move forward with a transaction, I and the Executive Leadership Team remain confident in our business plan and our future. Even as Pfizer continues to change and evolve, our mission and our purpose remain unchanged. This transaction would help us to fulfill our purpose of bringing therapies to patients that significantly improve their lives and achieving our mission sooner of being the premier, innovative biopharmaceutical company with a much greater capability for meeting the needs of the patients we serve. We will achieve this if every person every day remains focused on continuing to serve our customers and delivering on all of our commitments to patients with excellence and integrity.

*	This should not be taken as a statement regarding Pfizer’s expectations for its earnings per share for 2014 or subsequent periods.

Forward-Looking Statements

This document contains certain forward-looking statements with respect to the financial condition, results of operations and business of Pfizer and the combined businesses of AstraZeneca and Pfizer and certain plans and objectives of Pfizer with respect thereto, including the expected benefits of a potential combination as well as whether a potential combination will be pursued. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use future dates or words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the possibility that a possible offer will not be pursued or will be pursued on different terms and conditions, failure to obtain necessary regulatory approvals or any required financing or to satisfy any of the other conditions to a possible combination, adverse effects on the market price of Pfizer’s common stock and on Pfizer’s operating results because of a failure to complete the possible combination, failure to realize the expected benefits of the possible combination, negative effects of the announcement or the consummation of the possible combination on the market price of Pfizer’s common stock, significant transaction costs and/or unknown liabilities, general economic and business conditions that affect the combined companies following a possible combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business combinations or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made by Pfizer in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause Pfizer’s plans with respect to AstraZeneca, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this document. Pfizer assumes no obligation to update or revise the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended 31, December 2013 and in its subsequent reports on Form 10-Q and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this document.

Additional U.S.-Related Information

This document is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Pfizer or AstraZeneca. Subject to future developments, Pfizer may file a registration statement and/or tender offer documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a possible combination. Pfizer and AstraZeneca shareholders should read those filings, and any other filings made by Pfizer with the SEC in connection with a possible combination, as they will contain important information. Those documents, if and when filed, as well as Pfizer’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Pfizer’s website at www.pfizer.com.

Note: The video includes forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. The factors that could cause actual results to differ are discussed in Pfizer’s press release dated April 28, 2014 regarding a possible combination, Pfizer’s 2013 Annual Report on Form 10-K and in its reports on Form 10-Q and Form 8-K.